Exhibit 99.1

Connections version:

Regional Director shares customer reactions to ChemChina announcement

Leaders from many parts of the business, as well as Regional Director Ponsi Trivisvavet, shared updates and answered questions about customer feedback and reaction to the proposed ChemChina purchase of Syngenta at a lunch and learn held this week in Minnetonka, Minnesota. Ponsi had just returned from a 150-person Syngenta Seed Advisor meeting, and she reported that many of those present expressed appreciation for the quick and thorough communication Syngenta provided to them when the deal was announced.

She said there were some challenging responses, the majority of which were addressed during the call last week and at this event with them; the export and money flows were the most frequently asked questions. “I’ve heard that many people have been surprised to learn we’re a Swiss company because they thought we were U.S. owned,” she shared.  Read more at http://communication/sites/mySyngentaHome/SitePages/EditorialCtDetails.aspx?DocSetId=3FSCQKRFFEXE-9-56416.

mySyngenta version:

Regional Director shares customer reactions to ChemChina announcement

Summary:

Leaders from many parts of the business, as well as Regional Director Ponsi Trivisvavet, shared updates and answered questions about customer feedback and reaction to the proposed ChemChina purchase of Syngenta at a lunch and learn held this week in Minnetonka, Minnesota.

Story:

Leaders from many parts of the business, as well as Regional Director Ponsi Trivisvavet, shared updates and answered questions about customer feedback and reaction to the proposed ChemChina purchase of Syngenta at a lunch and learn held this week in Minnetonka, Minnesota.

Ponsi had just returned from a 150-person Syngenta Seed Advisor meeting, and she reported that many of those present expressed appreciation for the quick and thorough communication Syngenta provided to them when the deal was announced.

“They didn’t have to hear the news from Bloomberg, and they were grateful for that. They feel part of the 'Syngenta family,'” she said. She reported there were some challenging responses, the majority of which were addressed during the call last week and at this event; the export and money flows were the most frequently asked questions. “I’ve heard that many people have been surprised to learn we’re a Swiss company, because they thought we were U.S. owned,” she shared.

Most the Syngenta Seed Advisors at the recent meeting expressed relief that a Monsanto buyout was not happening. “I would say a majority of them, perhaps more than 95 percent, are positive about it, and they are happy to realize that Syngenta will remain Syngenta,” Ponsi said.

Ponsi warned employees to exercise caution with confidential information: “The deal is not done yet. If you are contacted, do not share any confidential information, and refer all media questions to Corporate Communications Head Paul Minehart.”

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES AND OTHER OUTSTANDING EQUITY INSTRUMENTS IN THE COMPANY HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY

SECURITIES. THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, CHEMCHINA WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW.SYNGENTA.COM.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 67% OF THE OUTSTANDING SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S FORM 20-F FILED ON FEBRUARY 12, 2015, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY CHEMCHINA AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. CHEMCHINA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.